EXHIBIT 99.1
AGREEMENT OF PURCHASE AND SALE OF STOCK
     AGREEMENT (this “Agreement”), dated as of December 7, 2005, by and between GRUBB & ELLIS COMPANY, a Delaware corporation having its principal office at 2215 Sanders Road, Suite 400, Northbrook, Illinois (“Purchaser”), and WARBURG PINCUS INVESTORS LIQUIDATING TRUST, as successor to Warburg, Pincus Investors, L.P., having offices at 466 Lexington Avenue, New York, New York 10017 (“Seller”).
W I T N E S S E T H:
     WHEREAS, Seller, as of the date hereof, owns an aggregate of 5,861,902 shares of Purchaser’s common stock, par value $.01 per share (the “Common Stock”), which represents all of the issued and outstanding shares of Purchaser’s Common Stock owned by Seller and any “Affiliate” (as hereinafter defined) of Seller (all such shares of Common Stock are hereinafter collectively referred to as the “Shares”); and
     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the Shares on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of stock and the manner of carrying the same into effect, the parties hereto hereby agree as follows:
     1. Purchase and Sale of Stock. Subject to and upon the terms and conditions set forth in this Agreement, upon the “Closing” (as hereinafter defined), Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase all of Seller’s right, title and interest in and to the Shares.
     2. Purchase Consideration. As full and total consideration for the sale, transfer, conveyance, assignment and delivery of the Shares by Seller to Purchaser, and in reliance upon the representations and warranties made herein by Seller, upon the Closing Purchaser agrees to pay to the order of Seller Twenty Three Million Four Hundred Forty Seven Thousand Six Hundred and Eight Dollars ($23,447,608) (the “Purchase Price”) by wire transfer in accordance with the wire transfer instructions set forth on Exhibit A annexed hereto.
     3. Closing. The closing of the transaction contemplated under this Agreement shall take place simultaneously upon the execution hereof at the offices of Zukerman Gore & Brandeis, LLP, 875 Third Avenue, New York, New York 10022, or at such other place or in such other manner as agreed to by the parties (the “Closing”).
     4. Seller’s Obligations at Closing. At the Closing, Seller shall deliver to Purchaser (and, as applicable, execute):

          (i) stock certificate(s) representing the Shares, duly endorsed in blank, and with all necessary, if any, stock transfer stamps attached;
          (ii) a waiver and release from Seller and certain of Seller’s Affiliates in favor of Purchaser in substantially the form of Exhibit B annexed hereto (the “Release”); and
          (iii) all other documents and instruments required to be delivered to Purchaser pursuant to the provisions of this Agreement.
     5. Purchaser’s Obligations at Closing. At the Closing, Purchaser agrees to deliver to the order of Seller by wire transfer the entire Purchase Price.
     6. Representations and Warranties of Seller. Seller represents and warrants to Purchaser as follows:
          (a) Existence; Due Execution, Power and Authorization. Seller is a trust validly existing under the laws of the State of New York. The execution, delivery and performance by the Seller of this Agreement and the Release is not and will not be contrary to the provisions of the constitutional documents of Seller and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which Seller is a party or by which its property is bound. The execution, delivery and performance by Seller of this Agreement and the Release and the consummation of the transactions contemplated hereby and thereby are within Seller’s power and have been authorized by all necessary action on the part of Seller. Accordingly, Seller has the full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement have been properly taken, and this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors’ rights generally.
          (b) Ownership of Seller’s Common Stock. As of the Closing, Seller is the lawful record and beneficial owner of all of the Shares, free and clear of any liens, claims, encumbrances or restrictions of any kind (other than any restrictions under the Securities Act of 1933, as amended, or other applicable securities laws). Except with respect to that certain voting agreement dated January 24, 1997 by and among Warburg, Pincus Investors, L.P., Archon Group, L.P. and Mike Kojaian, Kenneth J. Kojaian and C. Michael Kojaian (the “Voting Agreement”), Seller is not a party to or otherwise subject to any agreement, understanding or arrangement of any nature whatsoever, regarding the ownership, transfer, sale, disposition, purchase, acquisition or voting of the Shares. Additionally, other than the Shares, neither Seller nor any Affiliate of Seller directly or indirectly, beneficially or otherwise, owns any other equity or debt securities of Purchaser, or has the right (through the exercise of a derivative security or otherwise) or has any agreement or understanding of any nature whatsoever (whether written or oral) to acquire any other equity or debt securities of Purchaser. Upon the delivery thereof to Purchaser at the Closing, together with executed stock transfer forms in respect thereof,

Purchaser will acquire good, marketable and valid title to, and undisputed record and beneficial ownership of, the Shares, free and clear of any liens, claims, encumbrances or restrictions of any nature whatsoever.
     7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller as follows:
          (a) Organization; Due Execution, Power and Authorization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement. Accordingly, Purchaser has the full right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement have been properly taken, and this Agreement constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors; rights generally.
     8. Covenants of Parties.
          (a) It is expressly acknowledged, understood and agreed by Seller that from time to time there exists information which may be of a material nature concerning various aspects of the business and prospects of the Company that is not publicly available (collectively, the “Non-Public Information”), and which Non-Public Information, if Seller was aware of, might influence or change Seller’s decision to sell the Shares to Purchaser for the Purchase Price set forth herein, or at all. Nonetheless, Seller expressly agrees, and it shall be of the essence hereof, on its own behalf and on behalf of its Affiliates, pursuant to the Release annexed hereto as Exhibit B and delivered herewith, to forever waive and release the Company, and all of the Company’s predecessors and successors and all of the Company’s former, present and future officers, directors, employees, stockholders, Affiliates, agents (including but not limited to attorneys and auditors) and assigns, from any and all claims or liabilities of any nature whatsoever arising out of or related to any Non-Public Information. As used herein, the term “Affiliate” shall mean with respect to any “Person” (as hereinafter defined), any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Person” shall mean any individual, corporation, limited liability company, shareholder, member, manager, general partnership, limited partnership, general partner, limited partner, association, trust, trustee, beneficiary, or any other natural person, entity or organization, including but not limited to any governmental agency or authority or any self regulatory organization.
          (b) The parties expressly agree that upon the Closing, the Voting Agreement will be terminated and of no further force and effect.

          (c) The parties acknowledge and agree that the Shares are being offered and sold hereunder in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     9. Survival of Representations, Warranties and Covenants. All statements, representations, warranties and covenants made by each of the parties hereto (and in any Exhibit hereto) are and shall be true and correct as of the Closing, and each of them shall survive the Closing.
     10. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by a recognized overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:
               In the case of Purchaser, a copy simultaneously by like means to:
Zukerman Gore & Brandeis, LLP
875 Third Avenue
New York, New York 10022-4728
Facsimile no.: (212) 223-6433
Attention: Clifford A. Brandeis, Esq.
               In the case of Seller, a copy simultaneously by like means to:
Wilkie Farr & Gallagher LLP
767 Seventh Avenue
New York, New York 10019
Facsimile no.: (212) 728-8000
Attention: Steven A. Seidman, Esq.
     Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service.
     11. Miscellaneous.
          (a) This Agreement, including the Exhibits annexed hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings with respect hereto, and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.
          (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
          (c) This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.
          (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.
          (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          (f) All legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring the same.
          (g) This Agreement and all amendments hereto shall be governed by, and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to such State’s principles of conflict of laws.
          (h) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
          (i) Seller and Purchaser agree that, without the prior written consent of the other, except to the extent required by federal securities law, it shall not make or permit to be made any public or private disclosure or announcement of any kind regarding this Agreement or the transactions contemplated hereby, either upon the Closing or any time thereafter. In connection with any such disclosures required by federal securities laws, the parties will, in good faith, consult with one another before effecting any such disclosures.
          (j) Seller, on the one hand, and Purchaser, on the other hand, represent and warrant to the other that there is no obligation to pay any commission, finder’s fee, broker’s fee or similar charge in connection with the transactions provided for in this Agreement, resulting from any agreements or other action of such representing party; and each of the parties hereto agrees to indemnify the other with respect to the foregoing.

          (k) The parties hereto hereby irrevocably consent to the exclusive jurisdiction and venue of all Federal and State courts located in the County of Kent, State of Delaware in connection with any proceedings brought by Seller, Purchaser, or their successors or assigns, in connection with this Agreement.
          (l) This Agreement may be executed and delivered in one or more original or facsimile counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

GRUBB & ELLIS COMPANY
By:	/s/ Mark E. Rose
	Name:	Mark E. Rose
	Title:	Chief Executive Officer

WARBURG PINCUS INVESTORS LIQUIDATING TRUST
By:	/s/ Scott A. Arenare
	Name:	Scott A. Arenare
	Title:	Trustee